UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2013

STAR GAS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT                 06902
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code  (203) 328-7310

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2013, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”) announced that Mr. Dan Donovan will be retiring as the Partnership’s President and Chief Executive Officer, effective as of September 30, 2013.  Mr. Donovan will continue as a director of the Partnership’s general partner.  In addition, in accordance with a letter agreement effective as of October 1, 2013, Mr. Donovan will serve as a consultant to the Partnership for a two year period for which he will receive consulting fees of $250,000 per annum.

The Partnership also announced the appointment of Mr. Steven Goldman to succeed Mr. Donovan as the President and Chief Executive Officer of the Partnership, effective as of October 1, 2013.  Mr. Goldman has been an officer of the Partnership and its subsidiaries since 2004 and was most recently the Executive Vice President and Chief Operating Officer.  Mr. Goldman entered into a three year employment agreement with the Partnership, effective as of October 1, 2013, under which his salary will be $360,000 per annum.  Under his employment agreement, if Mr. Goldman is terminated for reasons other than cause or if he terminates his employment for good reason, Mr. Goldman will be entitled to one year’s salary as severance.  In addition, under a separate change of control agreement entered into at the same time, if Mr. Goldman’s employment is terminated either by Mr. Goldman or the Partnership for any reason (other than his death) within 180 days following a change in control (as defined in the agreement) he will be entitled to a payment equal to two times his base annual salary in the year of such termination plus two times the average amount paid as a bonus and/or as profit sharing during the three years preceding the year of such termination.

Item 9.01                 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number

10.1	Letter Agreement, dated as of July 22, 2013, between the Partnership and Dan Donovan.

10.2	Letter Agreement, dated as of July 22, 2013, between the Partnership and Steven Goldman regarding employment.

10.3	Letter Agreement, dated as of July 22, 2013, between the Partnership and Steven Goldman regarding Change of Control.

99.1	Press Release dated as of July 23, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By:  Kestrel Heat, LLC (General Partner)

By:        /s/    Richard Ambury
Name:   Richard Ambury
Title:     Chief Financial Officer

Date:  July 23, 2013